Exhibit 99.4

INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK-ENTRY TRANSFER PARTICIPANT FROM BENEFICIAL OWNER

U.S.$750,000,000 3.625% Senior Notes due 2015,

U.S.$2,000,000,000 5.000% Senior Notes due 2020 and

U.S.$1,250,000,000 6.125% Senior Notes due 2040

which have been registered under the Securities Act of 1933,

for any and all outstanding unregistered 3.625% Senior Notes due 2015,

unregistered 5.000% Senior Notes due 2020

and unregistered 6.125% Senior Notes due 2040, respectively

of

América Móvil, S.A.B. de C.V.

unconditionally guaranteed by Radiomóvil Dipsa, S.A. de C.V.

pursuant to the prospectus dated                     , 2010

To Registered Holder:

The undersigned hereby acknowledges receipt of the prospectus dated                     , 2010 (the “Prospectus”) of América Móvil, S.A.B. de C.V. (the “Company”), which, together with the accompanying Letter of Transmittal and the instructions thereto (the “Letter of Transmittal”), constitutes the Company’s offer to exchange (the “Exchange Offer”) up to an aggregate principal amount of U.S.$750,000,000 of its 3.625% Senior Notes due 2015, up to an aggregate principal amount of U.S.$2,000,000,000 of its 5.000% Senior Notes due 2020 and up to an aggregate principal amount of U.S.$1,250,000,000 of its 6.125% Senior Notes due 2040 (such notes offered within the Exchange Offer, collectively, the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding unregistered 3.625% Senior Notes due 2015, a like principal amount of its outstanding unregistered 5.000% Senior Notes due 2020 and a like principal amount of its outstanding unregistered 6.125% Senior Notes due 2040 (such outstanding unregistered notes, collectively, the “Original Notes”).

This will instruct you, the registered holder and/or book-entry transfer participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

U.S.$                     of unregistered 3.625% Senior Notes due 2015;

U.S.$                     of unregistered 5.000% Senior Notes due 2020; and

U.S.$                     of unregistered 6.125% Senior Notes due 2040.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered (if any)):

U.S.$                     of unregistered 3.625% Senior Notes due 2015.

U.S.$                     of unregistered 5.000% Senior Notes due 2020.

U.S.$                     of unregistered 6.125% Senior Notes due 2040.

☐ NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any Exchange Notes acquired in exchange for Original Notes tendered pursuant to the Letter of Transmittal will be acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) neither the undersigned nor any person who will receive such Exchange Notes has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes in violation of the provisions of the Securities Act, (iii) neither the undersigned nor any person who will receive such Exchange Notes is an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company or Radiomóvil Dipsa, S.A. de C.V., (iv) neither the undersigned nor any person who will receive such Exchange Notes is engaged in, or intends to engage in, a distribution of the Exchange Notes and (v) if the undersigned is a broker-dealer receiving Exchange Notes for its own account, it acquired the Old Notes to be exchanged for such Exchange Notes as a result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such Exchange Notes to the extent required by applicable law or regulation or SEC pronouncement. By so acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer identification or Social Security Number:

Date:

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